UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2010

MACATAWA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (I.R.S. Employer Identification No.)

10753 Macatawa Drive, Holland, Michigan (Address of principal executive offices)	49424 (Zip Code)

(616) 820-1444
(Registrant's Telephone Number, Including Area Code

Not Applicable
(Former name or former address, if changed since last year)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2010, Wayne J. Elhart, Charles A. Geenen and Birgit M. Klohs were elected to the Board of Directors of Macatawa Bank Corporation (the "Corporation"). Mr. Elhart, Mr. Geenen and Ms. Klohs have not yet been appointed to any committees of the Corporation's Board of Directors.

Neither Mr. Elhart, Mr. Geenen nor Ms. Klohs is a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding pursuant to which Mr. Elhart, Mr. Geenen or Ms. Klohs were selected as directors.

Mr. Elhart, Mr. Geenen and Ms. Klohs will each be entitled to receive compensation for their service as a director consistent with the compensation paid to other directors as described in the Corporation's Proxy Statement for the Corporation's May 4, 2010 annual meeting.

Item 7.01	Regulation FD Disclosure.

On September 21, 2010, the Corporation issued the press release furnished with this report as Exhibit 99.1, which is here incorporated by reference. The information disclosed under this Item 7.01 and the Exhibit are furnished to, and not filed with, the Commission.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits:

	99.1	Press Release dated September 21, 2010. This Exhibit is furnished to, and not filed with, the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2010	MACATAWA BANK CORPORATION

	By	/s/ Jon W. Swets
Jon W. Swets Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated September 21, 2010. This Exhibit is furnished to, and not filed with, the Commission.